Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Blackwater Midstream Corp. (formerly Laycor Ventures Inc.) (an Exploration Stage Company) (the “Company”) on Form S-8 (No. 333-152203), of our report dated July 15, 2008, relating to the audited Balance Sheet of the Company and related Statements of Operations, Stockholders’ Equity (Deficiency) and Cash Flows as of March 31, 2008 appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009.

/s/ STS PARTNERS LLP
Vancouver, British Columbia, Canada
July 6, 2009